                                 EXHIBIT 4.20

Amendment No. 3 to the Loan Documents, dated as of February 11, 2000, among ICG
  Equipment, Inc. ICG NetAhead, Inc., ICG Services, Inc., as Parent, certain Initial Lender Parties party thereto, Morgan Stanley Senior Funding, Inc., as Sole Book-Runner and Lead Arranger, Royal Bank of Canada, as Collateral Agent and as Administrative Agent for such Lender Parties, Bank of America, N.A., as
     Documentation Agent and Barclays Bank Plc, as Co-Documentation Agent.

                            AMENDMENT NO. 3 TO THE
                                LOAN DOCUMENTS

                                           Dated as of February 11, 2000

         AMENDMENT NO. 3 TO THE CREDIT AGREEMENT dated as of August 12, 1999, as amended by Amendment No. 1 thereto dated as of September 30, 1999 and Amendment and Waiver No. 2 thereto dated as of December 29, 1999 (such Credit Agreement as so amended, the "Credit Agreement") among ICG Equipment, Inc., a Colorado corporation ("ICG Equipment"), ICG NetAhead, Inc., a Delaware corporation ("ICG NetAhead" and, together with ICG Equipment, the "Borrowers"), ICG Services, Inc., as Parent, certain Initial Lender Parties party thereto, Morgan Stanley Senior Funding, Inc., as Sole Book-Runner and Lead Arranger, Royal Bank of Canada, as Collateral Agent and as Administrative Agent for such Lender Parties, Bank of America, N.A., as Documentation Agent and Barclays Bank Plc, as Co-Documentation Agent. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified therefor in the Credit Agreement.

         PRELIMINARY STATEMENTS:

         (1) The Borrowers and the Parent have requested that the Lender Parties agree to amend the Credit Agreement to enable the Borrowers and the Parent to make additional capital expenditures in the fiscal year 2000 and to obtain the capital required to finance these additional capital expenditures.

         (2) The Lender Parties have agreed to such amendments on the terms and conditions set forth herein.

         SECTION 1. Amendments to Credit Agreement. The Credit Agreement is,
                    ------------------------------
effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

         (a) Section 1.01 is amended by amending and restating the following definition in its entirety to read as follows:

         " "Applicable Margin" means, at any time, (a) in respect of the Tranche A Term Facility and the Working Capital Facility, (i) for the first six calendar months following the Effective Date, 3.125% in the case of Eurodollar Rate Advances, and 2.125% in the case of Base Rate Advances, and
     (ii) thereafter, a percentage per annum determined by reference to the ICG Total Leverage Ratio as set forth below and (b) in respect of the Tranche B Term Facility, 3.750% in the case of Eurodollar Rate Advances, and 2.750% in the case of Base Rate Advances.

ICG Total Leverage Ratio             Base Rate Advances      Eurodollar Rate Advances
       ** 10:1                              2.375%                     3.375%

        * 10:1,  and ** 7.5:1               2.000%                     3.000%

        * 7.5:1, and  * 5.0:1               1.750%                     2.750%

        * 5.0:1                             1.500%                     2.500%

The Applicable Margin for each Base Rate Advance shall be determined by reference to the ICG Total Leverage Ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the ratio in effect on the first day of each Interest Period for such Advance; provided, however, that no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of each Borrower demonstrating the ICG Total Leverage Ratio."

         (b) Section 2.06(b)(ii)(A) shall be amended by adding at the end of the parenthetical therein the following:

         "and other than Net Cash Proceeds required to prepay or repay Debt permitted pursuant to Section 5.02(b)(iii)(B) and (C) so long as the asset that is the subject of such sale, lease, transfer or other disposition secures such Debt".

         (c) Section 5.02(b)(iii)(B) is hereby amended to read in full as follows:

         "(B)(x) Debt secured by Liens permitted by Section 5.02(a)(iv) in an aggregate amount (together with the aggregate amount outstanding under subsection (C) below) not to exceed $475,000,000 which Debt shall be incurred in calendar year 2000 and (y) other Debt secured by Liens permitted by Section 5.02(a)(iv) not to exceed $25,000,000 during any consecutive 12-month period,"

         (d) Section 5.02 (b)(iii)(C) is hereby amended by (i) deleting the figure "$385,000,000" in the second line thereof and replacing such figure with the phrase "(together with the aggregate amount outstanding under subsection (B) above) $475,000,000 " and (ii) deleting the parenthetical therein.

         (e) The second column for each fiscal quarter of the year 2000 of the tables in the following Sections are hereby amended in their entirety to read:

*  less than or equals to

** is greater than

                     (i)      for Section 5.04(a) as follows:

                     "                               2000

                           1/st/ Quarter             2.5:1
                           2/nd/ Quarter             1.25:1
                           3/rd/ Quarter             1.20:1
                           4/th/ Quarter             1.25:1    "

                     and

                     (ii)     for Section 5.04(b) as follows:

                      "                               2000
                          1/st/ Quarter          $25,000,000
                          2/nd/ Quarter          $32,000,000
                          3/rd/ Quarter          $41,000,000
                          4/th/ Quarter          $69,000,000 "

         (f) The third, fourth, fifth and sixth lines of the tables in the following Sections are hereby amended in their entirety to read:

                     (i)      for Section 5.04(c) as follows:

                     "March 31, 2000                  3.00:1
                      June 30, 2000                   4.00:1
                      September 30, 2000              4.00:1
                      December 31, 2000               3.00:1"

                     and

                     (ii)     for Section 5.04(d) as follows:

                     "March 31, 2000                  9.00:1
                      June 30, 2000                   10.00:1
                      September 30, 2000              10.00:1
                      December 31, 2000               7.00:1"

         (g) Section 5.04(e) is hereby amended by deleting the ratio "3.75:1" in the fourth line thereof and substituting therefor the following:

         "(A) For each fiscal quarter set forth below, the ratio set forth below for such fiscal quarter:


                     "Fiscal Quarter Ending In            Ratio
                      -------------------------           ------
                      March 31, 2000                      3.75:1
                      June 30, 2000                       3.00:1
                      September 30, 2000                  2.50:1
                      December 31, 2000                   2.75:1

         and (B) for each fiscal quarter thereafter, 3.75:1."

         (h) The third, fourth, fifth and sixth lines of the tables in the following Sections are hereby amended in their entirety to read:

                     (i)      for Section 6.01(p)(i) as follows:

                       "March 31, 2000               $134,000,000
                        June 30, 2000                $145,000,000
                        September 30, 2000           $190,000,000
                        December 31, 2000            $253,000,000"

                     (ii)     for Section 6.01(p)(ii) as follows:

                       "March 31, 2000               $62,400,000
                        June 30, 2000                $57,100,000
                        September 30, 2000           $77,500,000
                        December 31, 2000            $128,000,000"

                     and

                     (iii)    for Section 6.01(p)(v) as follows:

                       "March 31, 2000                 1.75:1
                        June 30, 2000                  1.75:1
                        September 30, 2000             1.25:1
                        December 31, 2000              1.50:1"

         (i) Section 6.01(p)(ii) is also amended by deleting the phrase "the fiscal quarter ended June 30, 2000 " in clause (B) therein and replacing such phrase with the phrase "the fiscal quarters ended June 30, 2000, September 30, 2000 and December 31, 2000 ".

         (j) The third, fourth, fifth and sixth lines of the table in Section 6.01(q) are hereby amended in their entirety to read as follows:

                     "March 31, 2000              232,000,000
                      June 30, 2000               407,000,000
                      September 30, 2000          402,000,000
                      December 31, 2000           183,000,000"

         (k) The proviso in Section 6.01(q) is amended by (i) adding immediately after the word "period " in the first line thereof the phrase "commencing with the period ending March 31, 2000 " and (ii) adding at the end thereof the following:

         "; provided further that ICG and its Subsidiaries shall be entitled to
            ----------------
    make additional Capital Expenditures, in any such period commencing with the period March 31, 2000 and ending with the period September 30, 2000, in an amount equal to 10% of the amount permitted in the immediately succeeding period in accordance with the chart above and the amount permitted in such succeeding period shall be reduced by the amount of such additional Capital Expenditures."

         SECTION 2. Acknowledgment. Each of the Lender Parties hereby
                    --------------
acknowledges that it has received the forecast for the Fiscal Year 2000 in satisfaction of the obligations of each applicable Loan Party pursuant to
Section 5.03(d) of the Credit Agreement.

         SECTION 3.  Conditions of Effectiveness.  This Amendment shall become
                     ---------------------------
effective as of the date first above written when and only when:

                 (a)   the Lead Arranger shall have received the following:

         (i) counterparts of this Amendment executed by the Borrowers, the Parent, and the Required Lenders or, as to any of the Lender Parties, advice satisfactory to the Lead Arranger that such Lender Party has executed this Amendment,

         (ii) any filings, or recordings, or consents of any Persons requested by the Lead Arranger in order to create or perfect a security interest in favor of the Secured Parties in any Collateral of the Borrowers, and

         (iii) any other items reasonably requested by  any Lender Party;

         (b) all of the accrued fees and expenses of the Agents and the Lender Parties (including the accrued fees and expenses of counsel to the Lead Arranger, the fees and expenses referred in Sections 7 and 8 of this Amendment and all other fees payable in connection with this Amendment) shall have been paid in full.

         SECTION 4. Representations and Warranties of the Borrower. The Parent and each Borrower represent and warrant as follows:

         (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) The execution, delivery and performance by each Loan Party of this Amendment and the Transaction Documents as amended hereby, to which it is or is to be a party, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties in such a manner as would be reasonably likely to have a Material Adverse Effect or (iv) except for the Liens created under the Transaction Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any Loan Party of this Amendment or any of the Transaction Documents, as amended hereby, to which it is or is to be a party.

         (d) This Amendment has been duly executed and delivered by the Parent and the Borrowers. This Amendment and each of the other Transaction Documents, as amended hereby, to which any Loan Party is a party are legal, valid and binding obligations of each Loan Party thereto, enforceable against such Loan Party in accordance with their respective terms.

         (e) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment or any of the other Transaction Documents as amended hereby.

         (f) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

         (g) The representations and warranties set forth in each of the Transaction Documents are correct on and as of this date, before and after giving effect to this Amendment, as though made on and as of such date.

         (h) No event has occurred and is continuing that constitutes a Default. No event has occurred and is continuing that constitutes, or would, with the lapse of time or the giving of notice constitute, a default under any material agreement to which any Loan Party is a party.

         SECTION 5. Reference to and Effect on the Credit Agreement, the
                    ----------------------------------------------------
Security Agreement, the Notes and the Transaction Documents. (a) On and after
-----------------------------------------------------------
the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the, Notes and each of the other Transaction Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

         (b) On and after the effectiveness of this Amendment, each reference in the Security Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Security Agreement, and each reference in the Credit Agreement, Notes and each of the other Transaction Documents to "the Security Agreement", "thereunder", "thereof" or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement, as amended by this Amendment.

         (c) The Credit Agreement, the Security Agreement, the Notes and each of the other Transaction Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Transaction Documents, in each case as amended by this Amendment.

         (d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Transaction Documents, nor constitute a waiver of any provision of any of the Transaction Documents.

         SECTION 6. Consent of the Parent. The Parent, as guarantor under the
                    ---------------------
Parent Guaranty, hereby consents to this Amendment and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Parent Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, (i) each reference in the Parent Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and (ii) each reference in the Parent Guaranty to the "Security Agreement", ""thereunder", thereof or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment.

         SECTION 7. Costs and Expenses. The Borrowers agree jointly and
                    ------------------
severally to pay on demand all reasonable costs and expenses of the Lead Arranger in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Lead Arranger) in accordance with the terms of Section 9.04 of the Credit Agreement.

         SECTION 8. Amendment Fee. The Borrowers agree to pay an amount equal to
                    -------------
0.25% of the sum of (i) the aggregate Tranche A Term Commitments held by those Lenders that have, on or prior to February 11, 2000, executed this Amendment,
(ii) the aggregate Tranche B Term Commitments held by those Lenders that have, on or prior to February 11, 2000, executed this Amendment and (iii) the aggregate Working Capital Commitments held by those Lenders that have, on or prior to February 11, 2000, executed this Amendment, payable to the Administrative Agent for the account of such Lenders, ratably in accordance with their respective interests in such Tranche A Term Commitments, Tranche B Term Commitments and Working Capital Commitments.

         SECTION 9. Execution in Counterparts. This Amendment may be executed in
                    -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 10. Governing Law.  This  Amendment shall be  governed  by, and
                     -------------
construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                            ICG EQUIPMENT, INC., as Borrower


                                            By /s/ Don Teague
                                              ------------------------------
                                              Title:  Executive Vice President,
                                                      General Counsel and
                                                      Secretary


                                            ICG NETAHEAD, INC., as Borrower


                                            By /s/ Don Teague
                                              ------------------------------
                                              Title:  Executive Vice President,
                                                      General Counsel and
                                                      Secretary


                                            ICG SERVICES, INC., as Parent
                                            Guarantor


                                            By /s/ Don Teague
                                              ------------------------------
                                              Title:  Executive Vice President,
                                                      General Counsel and
                                                      Secretary

                                            MORGAN STANLEY SENIOR FUNDING, INC.,
                                              as Sole Book-Runner, Lead Arranger
                                              and Lender Party


                                            By /s/ T. Morgan Edwards II
                                              ------------------------------
                                              Title: T. MORGAN EDWARDS II
                                                     VICE PRESIDENT

                                            ROYAL BANK OF CANADA,
                                             as Administrative Agent, Collateral
                                             Agent and Lender Party


                                            By /s/ Kevin K. Cornwell
                                              ------------------------------
                                              Title: Managing Director

                                            BANK OF AMERICA, N.A.,
                                              as Documentation Agent and  Lender
                                              Party

                                            By /s/ Julie A. Schell
                                              ------------------------------
                                              Title: JULIE A. SCHELL
                                                     VICE PRESIDENT

                                            BARCLAYS BANK PLC
                                              as Co-Documentation Agent and
                                              Lender Party

                                            By /s/ Daniele Iacovone
                                              ------------------------------
                                              Title: Daniele Iacovone
                                                     Associate Director

                          Initial Lenders

                          PARIBAS, LOS ANGELES AGENCY

                          By  /s/ Darlynn Ernst Kitcher/  /s/ Thomas G. Brandt
                            ----------------------------------------------------
                          Title:  Darlynn Ernst Kitcher       Thomas G. Brandt
                                  Vice President              Managing Director

                                            FINOVA CAPITAL CORPORATION


                                            By /s/ Andrew J. Pluta
                                              ------------------------------
                                              Title: Vice President

                                            FIRST UNION NATIONAL BANK


                                            By /s/ Mark L. Cook
                                              ------------------------------
                                              Title: Senior Vice President

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION


                                            By /s/ Thomas P. Waters
                                              ------------------------------
                                              Title: Senior Vice President

                                            IBM CREDIT
                                            as a Lender


                                            By /s/ Thomas S. Curcio
                                              ------------------------------
                                              Name:  Thomas S. Curcio
                                              Title: Manager of Credit

                                            STEIN ROE FLOATING RATE LIMITED
                                            LIABILITY COMPANY


                                            By /s/ Brian W. Good
                                              ------------------------------
                                              Title: Brian W. Good
                                                     Vice President,
                                                     Stein Roe & Farnham
                                                     Incorporated, as Advisor
                                                     to the Stien Roe Floating
                                                     Rate Limited Liability
                                                     Company

                                            STEIN ROE AND FARNHAM
                                            INCORPORATED
                                            AS AGENT FOR KEYPORT LIFE
                                            INSURANCE COMPANY


                                            By /s/ Brian W. Good
                                              ------------------------------
                                              Title:  Brian W. Good
                                                      Vice President and
                                                      Portfolio Manager

                                          STEIN ROE FARNHAM CLO 1 LTD.
                                          By: Stein Roe & Farnham Incorporated,
                                              as Portfolio Manager


                                          By /s/ Brian W. Good
                                            ------------------------------
                                              Title: Brian W. Good
                                                     Vice President and
                                                     Portfolio Manager

                                            PILGRIM PRIME RATE TRUST
                                            By: Pilgrim Investment, Inc., as its
                                                Investment Manager


                                            By /s/ Robert L. Wilson
                                              ------------------------------
                                              Title: Robert L. Wilson
                                                     Vice President

                                            KZH HIGHLAND-2 LLC


                                            By /s/ Peter Chin
                                              ------------------------------
                                              Title:Peter Chin
                                                    Authorized Agent

                                            PILGRIM CLO 1999 - 1 LTD.
                                              By:  Pilgrim Investments, Inc., as
                                                   its investment manager


                                            By /s/ Robert L. Wilson
                                              ------------------------------
                                              Title:  Robert L. Wilson
                                                      Vice President

                                            FRANKLIN FLOATING RATE TRUST


                                            By /s/ Chauncey Lufkin
                                              ------------------------------
                                              Title: Chauncey Lufkin
                                                     Vice President

                                            ELT LTD.


                                            By /s/ Kelly C. Walker
                                              ------------------------------
                                              Title: Kelly C. Walker
                                                     Authorized Agent

                                   ELF FUNDING TRUST 1
                                   By: Highland Capital Management, L.P.
                                        As Collateral Managers


                                   By /s/ Mark K. Okade
                                      ------------------------------
                                   Name:  Mark K. Okade CFA
                                   Title: Executive Vice President
                                          Highland Capital Management, L.P.


                                   PAMCO CAYMAN LTD.
                                   By: Highland Capital Management, L.P.
                                     As Collateral Manager



                                   By /s/ Mark K. Okade
                                      ------------------------------
                                      Name:  Mark K. Okade CFA
                                      Title: Executive Vice President
                                             Highland Capital Management, L.P.

                                   GLENEAGLES TRADING LLC


                                   By /s/ Kelly C. Walker
                                     ------------------------------
                                     Name:  Kelly C. Walker
                                     Title:  Vice President